Registration No. 333-__________

As filed with the Securities and Exchange Commission on June 24, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

YANEX GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7370 Primary Standard Industrial Classification Code Number	99-0363803 IRS Employer Identification Number

FILDERBAHNPLATZ, 33-1404

STUTTGART, GERMANY 70567

Tel. 011-49-176-39059436

 (Address and telephone number of principal executive offices)

INCORP SERVICES, INC.

 2360 CORPORATE CIRCLE STE 400

HENDERSON, NEVADA 89074-7722

Tel. (702) 866-2500

Fax.  (702) 866-2689

(Name, address and telephone number of agent for service)

Copies To:

Thomas E. Stepp, Jr.
Stepp Law Corporation
15707 Rockfield Boulevard, Suite 101
Irvine, California 92618

Tel. (949) 660-9700 ext. 124

Fax.  (949) 660-9010

pg. 1

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  | X |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer |__| Accelerated filer |__|

Non-accelerated filer |__| Smaller reporting company | X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration
Registered	Registered	Per Share	Offering Price	Fee
Common Stock:	1,500,000	$0.05	$75,000	$8.71

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.

There is no current market for the securities. Although the registrant’s common stock has a par value of $0.001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $0.05 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

pg. 2

Prospectus

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

YANEX GROUP, INC.

1,500,000 Shares of Common Stock

$0.05 per share

This is the initial offering of common stock of Yanex Group, Inc. and no public market currently exists for the securities being offered.  A public market may never develop for the securities being offered, or, if a market develops, may not be sustained.

We are offering on a best-effort basis 1,500,000 shares of common stock at a price of $0.05 per share in a direct public offering, without any involvement of underwriters or broker-dealers. The offering does not require that we sell a minimum number of shares; therefore not all of the shares may be sold. The amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to cover our expenses and may not even cover the costs of the offering.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Yanov will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The shares will be offered at a fixed price of $0.05 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when Yanex Group, Inc. decides to do so, or (ii) when the offering is fully subscribed for.

Yanex Group, Inc. is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk.  You should carefully read and consider the section of this prospectus entitled “Risk Factors” on page 8 through 15 before buying any shares of Yanex Group, Inc.’s common stocks. Our independent registered public accountant has issued an audit opinion for Yanex Group, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We have not made any arrangements to place funds in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay the creditors.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED JUNE 24, 2011

pg. 3

pg. 4

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “YANEX GROUP, INC.” REFERS TO “YANEX GROUP, INC.” THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

YANEX GROUP, INC.

Yanex Group, Inc was founded in the State of Nevada on November 18, 2010. We just recently started our operations. We plan to work in the field of concept architectural, interior design projects and related areas in Germany initially and further spread the business in Europe and other countries.  We are a development stage company. We are a company without revenues and have limited operations; we have minimal assets and have incurred losses since inception. Our financial statements for the period from November 18, 2010 (date of inception) to May 31, 2011, report no revenues and a net loss of $4,509. Our independent registered public accountant has issued an audit opinion for Yanex Group, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, the only operations we have engaged in are the development of a business plan and the execution of Professional Service Agreement with Ebby Kuriakose Moolayil. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). Being a development stage company, we have very limited operating history.

Our principal office is located at Filderbahnplatz, 33-1404, Stuttgart, Germany 70567. Our telephone number is 011-49-176-39059436.  We were incorporated on November 18, 2010 under the laws of the state of Nevada. Our fiscal year end is May 31.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $25,000 to conduct our proposed operations for a minimum period of one year. Even if we raise $25,000 from this offering or more, we may need more funds to develop growth strategy and to continue maintaining a reporting status; therefore we will have to obtain financing to complete our twelve month business plan.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

pg. 5

THE OFFERING

The Issuer:	YANEX GROUP, INC.
Securities Being Offered:	1,500,000 shares of common stock
Price Per Share:	$0.05
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 1,500,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 1,500,000 shares registered under the Registration Statement of which this Prospectus is part. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Gross Proceeds if 100% of the Shares Are Sold	$75,000
Gross Proceeds if two-third of the Shares Are Sold	$50,000
Gross Proceeds if one-third of the Shares Are Sold	$25,000
Securities Issued and Outstanding:	There are 2,500,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our sole officer and director Alexander Yanov.
Registration Costs	We estimate our total offering registration costs to be approximately $7,500.
Risk Factors	See “Risk Factors” and other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Selected financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of May 31, 2011 (Audited)
Balance Sheet
Total Assets	$2,490
Total Liabilities	$4,499
Stockholders’ Deficit	$2,009
Period from November 18, 2010 (date of inception) to May 31, 2011 (Audited)
Income Statement
Revenue	$-
Total Expenses	$4,509
Net Loss	$(4,509)

pg. 6

RISK FACTORS

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS.

IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR SHARES OF COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

We need the proceeds from this offering to start our operations. Our offering has no minimum structure. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

Our current operating funds are less than necessary to complete our intended operations in concept architectural, interior design projects and related areas.  We will need the funds from this offering to commence activities that will allow us to begin seeking financing of our business plan.  As of May 31, 2011, we had total assets in the amount of $2,490 and liabilities of $4,499. As of this date, we have had limited operations and no income.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on November 18, 2010 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Further, we have not yet fully developed our business plan. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies in the concept architectural and interior design industry and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates.  Prior to having a cash flow from our services, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. Failure to generate significant revenues in the future will cause us to go out of business.

pg. 7

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

As of May 31, 2011, we had liabilities of $4,499 and $490 cash on hand. We have incurred net losses of $4,509 for the period from our inception on November 18, 2010 to May 31, 2011, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our artificial stone distribution. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Silberstein Ungar, PLLC, our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Yanex Group, Inc. is suitable.

Should the Company fail to sell at least one third of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation. If this occurs, we plan to use the proceeds from the offering in the order of priority described in the “Use of Proceeds” section on page 13. We require minimum funding of approximately $25,000 to conduct our proposed operations for a minimum period of one year. Even if we raise $25,000 from this offering or more, we may need more funds to develop growth strategy and to continue maintaining a reporting status, therefore we may utilize funds from Alexander Yanov, our sole officer and director, who has, in his sole discretion, agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 62.5% OR MORE OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Mr. Yanov, our sole officer and director, will own 62.5% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Yanov may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our sole Chief Executive Officer  and director, Mr. Alexander Yanov, will only be devoting limited time to our operations. Mr. Yanov intends to devote approximately 20 hours/week of his business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Alexander Yanov from his other obligations could increase with the result that she would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Yanov may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

pg. 8

BECAUSE COMPANY’S HEADQUARTERS ARE LOCATED OUTSIDE OF THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO AFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, Alexander Yanov, our sole officer and director is a non-U.S. resident, and our headquarters are located outside of the United States. Consequently, it may be difficult for investors to affect service of process on him in the United States and to enforce in the United States judgments obtained in United States courts against him based on the civil liability provisions of the United States securities laws. Since all our assets will be located in Germany it may be difficult or impossible for U.S. investors to collect a judgment against us.

WE RELY ON OUR SOLE OFFICER AND DIRECTOR AND WILL BE HARMED IF HE DEPARTS OR BECOMES INJURED.

Our success is heavily dependent on the expertise and efforts of our sole officer and director, Alexander Yanov.  In the event that he is injured, or departs, or is unable to fulfill his role with the company as a President, our business would be adversely affected as to its business prospects and earning potential.  Although another President could be found as a replacement, this action would require time to find a proper replacement and train that person, and there are no guarantees we could locate and enter into an employment contract with a suitable replacement of President.

DEVELOPMENT OF MARKETS REQUIRED FOR SUCCESSFUL PERFORMANCE BY YANEX GROUP, INC.

We only have limited marketing activity and there can be no assurance that our marketing program, when further developed and employed, will be successful. Our financial performance will depend, in part, on market acceptance of our product which will require substantial marketing efforts and expenditures of significant funds.

WE FACE STRONG COMPETITION FROM LARGER AND WELL ESTABLISHED COMPANIES, WHICH COULD HARM OUR BUSINESS AND ABILITY TO OPERATE PROFITABLY.

Our industry is competitive. There are many different architectural and interior design companies in Germany and our services are not unique to their services. Even though the industry is highly fragmented, it has a number of large and well established companies, which are profitable and have developed a brand name. Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

THE INTERIOR ARCHITECTUAL DESIGN INDUSTRY MIGHT BE AFFECTED BY GENERAL ECONOMIC DECLINE AND THIS COULD ADVERSELY AFFECT OUR OPERATING RESULTS AND COULD LEAD TO LOWER REVENUES THAN EXPECTED.

The concept architectural and interior design industry might be affected by general economic decline. We expect that this could adversely affect our operating results and could lead to lower revenues than expected if economic situation does not change for better.

WE MAY IN THE FUTURE ISSUE ADDITIONAL SHARES OF COMMON STOCK, WHICH WOULD REDUCE INVESTORS’ PERCENTAGE OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 2,500,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

pg. 9

        BECAUSE WE ARE SUBJECT TO ADDITIONAL REGULATORY COMPLIANCE MATTERS AS A RESULT OF BECOMING A PUBLIC COMPANY, WHICH COMPLIANCE INCLUDES SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002, AND OUR MANAGEMENT HAS LIMITED EXPERIENCE MANAGING A PUBLIC COMPANY, THE FAILURE TO COMPLY WITH THESE REGULATORY MATTERS COULD HARM OUR BUSINESS.

Our sole officer and director and outside professionals will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company and we may not successfully or efficiently manage this transition. We expect rules and regulations such as the Sarbanes-Oxley Act of 2002 will increase our legal and finance compliance costs and make some activities more time-consuming than in the past.  Furthermore, Section 404 of the Sarbanes-Oxley Act of 2002 requires that our management report on the effectiveness of our internal control structure and procedures for financial reporting in our annual reports on Form 10-K. Section 404 compliance efforts may divert internal resources and will take a significant amount of time and effort to complete. In the event that we are not able to successfully implement effective internal controls over financial reporting, investor perceptions of our company may suffer, and this could cause a decline in the market price of our stock. Furthermore, whether or not we comply with Section 404, any failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement necessary procedures or changes effectively or efficiently, it could harm our operations, financial reporting or financial results.

WE ARBITRARILY DETERMINED THE PRICE OF THE SHARES OF OUR COMMON STOCK TO BE SOLD PURSUANT TO THIS PROSPECTUS, AND SUCH PRICE DOES NOT REFLECT THE ACTUAL MARKET PRICE FOR THE SECURITIES.  CONSEQUENTLY, THERE IS AN INCREASED RISK THAT YOU MAY NOT BE ABLE TO RE-SELL OUR COMMON STOCK AT THE PRICE YOU BOUGHT IT FOR.

The initial offering price of $0.05 per share of the common stock offered pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition or prospects, on the market prices of securities of comparable publicly traded companies, on financial and operating information of companies engaged in similar activities to ours, or on general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this Offering.  If the market price for our stock drops below the price which you paid, you may not be able to re-sell out common stock at the price you bought it for.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

pg. 10

OUR COMMON STOCK MAY NEVER BE QUOTED ON THE OTC BULLETIN BOARD. WHEN/IF OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTC BULLETIN BOARD, THE TRADING PRICE WILL FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. Our common stock may never be quoted on the OTC Bulletin Board.  When/if our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

 WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $7,500 cost of this registration statement to be paid from existing cash on hand.  If necessary, Alexander Yanov, our Chairman, has verbally agreed to loan the company funds to complete the registration process; however, there is no contract in place or written agreement securing this agreement and there is no assurance that additional financing will be available or if available, on terms that will be acceptable to us. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

pg. 11

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and best-effort basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.05. The following table sets forth the uses of proceeds assuming the sale of one-third, two-third and 100%, respectively, of the securities offered for sale by the Company. The offering scenarios presented are for illustrative purposes only, the actual amount of proceeds, if any, may differ. There is no assurance that we will raise the full $75,000 as anticipated.

	$25,000	$50,000	$75,000
Gross proceeds	$25,000	$50,000	$75,000
Legal and Professional fees	$7,500	$7,500	$7,500
Net proceeds	$17,500	$42,500	$67,500

The net proceeds will be used as follows:
Office Set Up	$1,000	$2,000	$2,000
PCs and Software purchase	$10,500	$11,000	$11,500
Website development costs	$2,000	$3,500	$5,000
Marketing and advertising	$3,500	$10,000	$20,000
Hire a salesperson	$-	$12,000	$24,000
Other Expenses	$500	$4,000	$5,000

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account.  If necessary, Alexander Yanov, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process but we will require a minimum funding of approximately $25,000 to conduct our proposed operations for a minimum period of one year. No proceeds from this offering will be used to repay Mr. Yanov for any funds advanced for the purpose of completing the registration process.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

pg. 12

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of May 31, 2011, the net tangible book value of our shares of common stock was $0.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 4,000,000 shares to be outstanding will be $72,991 or approximately $0.0182 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0182 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.05 per share to $0.0182 per share.

After completion of this offering, if 1,500,000 shares are sold, investors in the offering will own 37.5% of the total number of shares then outstanding for which they will have made cash investment of $75,000, or $0.05 per share. Our existing stockholders will own 62.5% of the total number of shares then outstanding, for which they have made contributions of cash totaling $2,500.00 or $0.001 per share.

If Two-Third of the Shares Are Sold:

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 3,500,000 shares to be outstanding will be $47,991, or approximately $0.0137 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0137 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.05 per share to $0.0137 per share.

After completion of this offering investors in the offering will own approximately 28.57% of the total number of shares then outstanding for which they will have made cash investment of $50,000, or $0.05 per share. Our existing stockholders will own approximately 71.43% of the total number of shares then outstanding, for which they have made contributions of cash totaling $2,500.00 or $0.001 per share.

If One-Third of the Shares Are Sold:

Upon completion of this offering, in the event 500,000 shares are sold, the net tangible book value of the 3,000,000 shares to be outstanding will be $22,991, or approximately $0.0077 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0077 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.05 per share to $0.0077 per share.

After completion of this offering investors in the offering will own approximately 16.67% of the total number of shares then outstanding for which they will have made cash investment of $25,000, or $0.05 per share. Our existing stockholders will own approximately 83.33% of the total number of shares then outstanding, for which they have made contributions of cash totaling $2,500.00 or $0.001 per share.

pg. 13

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0
Potential gain to existing shareholders	$75,000
Net tangible book value per share after offering	$0.0182
Increase to present stockholders in net tangible book value per share
after offering	$0.0182
Capital contributions	$2,500
Number of shares outstanding before the offering	2,500,000
Number of shares after offering assuming the sale of the maximum
number of shares	4,000,000
Percentage of ownership after offering	62.5%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.05
Dilution per share	$0.0318
Capital contributions	$75,000
Number of shares after offering held by public investors	1,500,000
Percentage of capital contributions by existing shareholders	3.26%
Percentage of capital contributions by new investors	96.77%
Percentage of ownership after offering	37.5%

Purchasers of Shares in this Offering if Two-Yhird of Shares Sold

Price per share	$0.05
Dilution per share	$0.0363
Capital contributions	$50,000
Number of shares after offering held by public investors	1,000,000
Percentage of capital contributions by existing shareholders	4.76%
Percentage of capital contributions by new investors	95.24%
Percentage of ownership after offering	28.57%

Purchasers of Shares in this Offering if One-Third of Shares Sold

Price per share	$0.05
Dilution per share	$0.0423
Capital contributions	$25,000
Number of shares after offering held by public investors	500,000
Percentage of capital contributions by existing shareholders	9.09%
Percentage of capital contributions by new investors	90.91%
Percentage of ownership after offering	16.67%

pg. 14

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Yanex Group, Inc. has 2,500,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional 1,500,000 shares of its common stock for sale at the price of $0.05 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Alexander Yanov will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Yanov is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Yanov will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Yanov is not, nor has been within the past 12 months, a broker or dealer, and he is not, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Yanov will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Yanov will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Yanex Group, Inc. will receive all proceeds from the sale of the 1,500,000 shares being offered. The price per share is fixed at $0.05 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.  However, we are offering the shares at a fixed price of $0.05 for the duration of the offering.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.5 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Yanex Group, Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Yanex Group, Inc.  will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $7,500.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of two hundred and forty (240). The offering shall terminate on the earlier of (i) the date when the sale of all 1,500,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 1,500,000 shares registered under the Registration Statement of which this Prospectus is part.

pg. 15

We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- execute and deliver a subscription agreement; and

- deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Yanex Group, Inc.” No subscription may be executed nor funds delivered prior to effectiveness of the registration statement. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation and have not started operations or generated or realized any revenues from our business operations. Our cash balance is $2,490 as of May 31, 2011. Our current cash balance will not be sufficient to fund our operations for the next 12 months and to qualify our minimum cash requirements necessary to fund 12 months of operations, if we are unable to successfully raise money in this offering. We  have been utilizing and may utilize funds from Alexander Yanov, our Chairman, President, and Secretary, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  Mr. Yanov, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to achieve our business plan goals, we will need the funding from this offering and substantial additional funding.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues. We do not expect to have revenues until at least eight months after this prospectus becomes effective. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by shareholders in our company. We must raise cash to implement our project and begin our operations. We will not begin operations until we raise money from this offering.

pg. 16

If we sell one-third of the securities offered for sale by the Company, the proceeds will satisfy cash requirements for 12 months and we will not be required to raise additional funds to meet operating expenses but our growth strategy will be limited. If we sell more than one-third of the shares in this offering, we believe the money will last for more than a year, and also provide funds for growth strategy. If we need more money we will have to revert to obtaining additional financing as described in this paragraph.

If we are unable to successfully attract enough customers to use our service we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

We plan to raise additional funding for development by way of a private debt or equity financing, but have not commenced any activities to raise such funds and have no current plans on how to raise such funds. If we experience such a shortage of funds prior to funding during the next 12 months, we may utilize funds from Alexander Yanov, our Sole Officer and Director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however she has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Other than as described in this paragraph, we have no other financing plans.

 No proceeds will be used as direct or indirect payments to Mr. Yanov or his affiliates.

Plan of Operation

Our current cash balance will not be sufficient to fund our operations for the next 12 months, if we are unable to successfully raise money in this offering. However, if we sell one-third of the securities offered for sale by the Company and raise the gross proceeds of $25,000, the net proceeds of $17,500 will satisfy cash requirements for 12 months and we will not be required to raise additional funds to meet operating expenses, but our growth strategy will be limited. If we sell more than one-third of the shares in this offering, we believe the money will last for more than a year, and also provide funds for growth strategy. If we need more money we will have to revert to obtaining additional financing by way of a private debt or equity financing. We may also utilize funds from Alexander Yanov, our Sole Officer and Director.

We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations is as follows:

Complete our public offering.

We expect to complete our public offering within 240 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand.  In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations:

Establish our Office.

Time Frame: 1st-2nd months.

Estimated cost $1,000.

Upon the completion of the offering, we plan to set up our office and acquire the necessary equipment to begin operations. We need a computer with Windows XP or Windows Vista operation system and a connection to the Internet. We believe that it will cost at least $1,000 to set up an office and obtain the necessary equipment to begin the operations. Our sole officer and director will handle our administrative duties.

Develop Our Website.

Time Frame: 3rd- 5th months.

Estimated Cost $2,000.

pg. 17

During this period, we intend to begin developing our website. Our sole officer and director, Alexander Yanov will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be approximately $3,000. Updating and improving our website will continue throughout the lifetime of our operations.

Purchase PCs and Software.

Time Frame: 4th-6th.

Estimated cost $10,500.

After our office is established we intend to purchase computers and software necessary for our business. Purchase costs of the computers we plan on acquiring will be approximately $2,000. AutoCad software for architects, designers and visualization specialists costs approximately $4,500. Autodesk 3ds Max Design 2012 software cost is $4,000. Two computers will be used for our projects.

Negotiate service agreements with potential customers.

Time Frame: 6th-12th months.

No material costs.

Once our website is operational, office is established and equipment is obtained, we will begin to market our services. Initially, our sole officer and director, Mr. Yanov, will look for potential customers. As of May 31, 2011 we have signed Professional Service Agreement with Ebby Kuriakose Moolayil dated May 19, 2011. Even though the negotiation of additional agreements with potential customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of service agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Commence Marketing Campaign.

Time Frame: 6th-12th months.

Estimated cost $3,500.

Our sole officer and director, Alexander Yanov, will promote our service among his contacts in Architectural and design industry. We also intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also  expect  to get  new  clients  from  "word  of  mouth" advertising  where our clients will  refer  their  colleagues to us. We also plan to attend shows and exhibitions, which help architects and designers come face to face and find new business opportunities and partners. We intend to spend at least $3,500 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

Hire Salesperson.

Time Frame: 8th-12th months.

Estimated cost $12,000.

If we sell at least two-third of the shares in this offering, we intend to hire one salesperson with experience and established network in architectural and design industry. The salesperson’s job would be to find new potential customers, and to execute agreements with them to use our advertising service.

pg. 18

We therefore expect to incur the following costs in the next 12 months in connection with our business operations and SEC filing requirements:

Office Set Up	$1,000
Website development costs	$2,000
PCs purchase	$2,000
Software purchase	$8,500
Marketing costs	$3,500
Costs associated with being a publicly reporting company	$7,500
Other expenses	$500
Total:	$25,000

The funds under “Other Expenses” from “Use of Proceeds” will remain in our bank account and will be spent on any unplanned costs and expenses.

In summary, we should be in full operation and selling our service within 12 months of completing our offering. Until we start to sell our service, we do not believe that our operations will be profitable. If we are unable to attract customers we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company.

Alexander Yanov, our president will be devoting approximately 20 hours/week of his time to our operations. Once we expand operations, and are able to attract more and more customers, Mr. Yanov has agreed to commit more time as required. Because Mr. Yanov will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on November 18, 2010 to May 31, 2011

During the period we incorporated the company, and prepared a business plan. Our loss since inception is $4,509. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations within 12 months after we complete this offering.

pg. 19

Liquidity and capital resources

As of May 31, 2011, the Company had $2,490 cash and our liabilities were $4,499, comprising $4,499 owed to Alexander Yanov, our sole officer and director.  The available capital reserves of the Company are not sufficient for the Company to remain operational. Since inception, we have sold 2,500,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $2,500.

To meet a small part of our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.  The sources of funding we may consider to fund this work is a private placement of our securities or loans from our director or others.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status.  The company’s sole officer and director, Alexander Yanov, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company; however, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting company. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $7,500.

Management believes that if subsequent private offerings of our equity or debt securities generate sufficient funds so that we can complete our development program, we will likely generate revenue by the end of 2012. However, such additional equity or debt financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations.  As a result, investors would lose all of their investment.

Management believes that current trends toward lower capital investment in start-up companies pose the most significant challenge to the Company’s success over the next year and in future years.  Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less than one-third of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

pg. 20

BUSINESS

General

We were incorporated in the State of Nevada on November 18, 2010. We have not started operations. We intend to provide service in concept architectural, interior design projects and related areas in Germany initially and further spread the business in Europe and other countries.  We have not generated any revenues and the only operation we have engaged in is the development of a business plan and execution of the Professional Service Agreement with Ebby Kuriakose Moolayil on May 19, 2011. We maintain our statutory registered agent's office at 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074-7722. Our business office is located at Filderbahnplatz, 33-1404, Stuttgart, Germany 70567. Our telephone number is 011-49-176-39059436.

We have not begun operations and will not begin operations until we have completed this offering. Our plan of operation is forward-looking and there is no assurance that we will ever begin operations. We are a development stage company and have not earned any revenue. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding. We need the funds from this offering to carry out our current business plan. We also anticipate that we will require additional financing in order to execute our business plan.

Our service

We plan to commence operations in architectural field and to be responsible for the concept architectural vision of future private and public buildings. Also, we intend to work with interior design view, visualization and renderings. We anticipate that our potential clients or client agencies will execute contracts with us regarding our services in architectural field.

We will create the new design view of the project and also offer an alternative choice of design view for our customers. Then, after finishing concept of project we will develop the architectural sketches and further the blue-print documentation. For every project we will create 3d-models of the design object in all steps from the concept to project-off. Modeling, rendering and final visual presentation will be included in our service. Finally, we will provide consulting to our clients during construction, materials and furniture choice and supply. We will also manage the working relationship and communication between our clients and builders.

We will offer the following benefits for our potential clients:

- High quality and fresh design view
- Complex design project from concept to author’s supervision
- Included finish –material and furniture choosing
- Good ability to work under stiff time-frame condition

Applications

We intend to provide several basic types of work.

• Architectural projects.

More and more people tend to live in countryside. Therefore we want to concentrate on concept architectural projects of new private and renovate building projects with further sketches and blue-prints documentation development. Also we plan to be involved in projects of public buildings and areas.

• Interior design projects.

As well as private houses creating we offer to  Complex projects of interior design which include blue-prints, detailed sketches, 3d-visualisation, rendering, finish material and furniture choose and construction process supervising.

pg. 21

• Landscape design projects.

Concept landscape projects of public municipal areas, organized green spaces and private garden areas.

• Competitions

It is important to say that we intend to participate in local and international architectural and interior design competition in order to take part in significant projects and spread the business to other part of Germany and other countries.

• 3d modeling and video presentations

Revenue Sources

Price of design project will depend on project scale, estimating approximately at 10 % of building cost. The price of designing work will be calculated individually.

Market analysis

Our initial potential market consist Baden-Wurttemberg federal state in the south of Germany. There are 22 cities with more than 50,000 citizens in every one and more than 10,000,000 in overall. The city of Stuttgart is the main city of federal state with sizeable potential for architectural design industry being one of the economically strongest areas in entire Europe.

Competition

Winning customers will be critical to our ability to grow our business. We are a new and un-established company, have a weak competitive position in the industry and have not yet earned any revenues.  We have an operational loss of $4,509 from November 18, 2010 (date of inception) to May 31, 2011. We need capital to carry out our current business plan.  We also anticipate that we will require additional financing in order to execute our business plan.  We may not have sufficient financing to sustain our current operations.  Many of the companies with whom we compete have greater financial and technical resources than those available to us.  It is uncertain whether services offered by Yanex Group, Inc. will achieve and sustain high levels of demand and market acceptance.

The market competition of Baden-Wurttemberg federal state can be evaluated as a high. There are several large well-established international architectural companies which provide similar service for large scale projects. That is why we plan to concentrate in small and middle-scale sized projects.

Our competitors include all architectural and interior design companies offering service in both commercial and residential design throughout Germany/Europe.

Marketing Our Product

We plan to market our services in Germany. Initially, our services will be promoted by our President, Mr. Alexander. He will discuss our services with his friends and business associates. The marketing and advertising will be targeted to small businesses, builders, advertising agencies, home renovators, home owners and various sectors which have need of architectural and interior design in Germany. Our methods of communication will include: phone calls, email, and regular mail. We will ask our satisfied clients for referrals. We will also promote our product through word of mouth and use internet promotion tools on Facebook and Twitter to advertise our company.

We will market and advertise our services on our web site. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options. We intend to promote our website by displaying it on our promotion materials.

We also plan to attend business shows in our industry to showcase our services with a view to find new customers.

pg. 22

We plan to expand our services to other countries in the future only when or if we have the available resources and growth to warrant it. Currently this option is questionable.

If we sell at least two-third of the shares offered, we plan to hire additional sales personnel to help advertise our services.

Professional Service Agreement

On May 19, 2011 we signed Professional Service Agreement with Ebby Kuriakose Moolayil. Ebby Kuriakose Moolayil, the CLIENT, requests that YANEX GROUP, Corp creates complex interior design project of residential building.  The main services to be provided to the Client under the agreement include:

1.Concept interior project with 3D visualization and renderings.

2.Blue prints documentation.

Total estimated compensation under the agreement is: $7,126.20.

The agreement and obligation to provide further service may be terminated by either party upon Ten (10) days written notice in the event of substantial failure by the other party to perform hereof through no fault of the terminating party.

The agreement is filed as an exhibit to this registration statement.

Our director will be in charge of executing the tasks outlined in the agreement.

Alexander Yanov, our president will be devoting approximately 20 hours per week to our operations. Once we begin operations, and are able to attract more and more customers to use our service, Mr. Yanov has agreed to commit more time as required. Because Mr. Yanov will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Description of property

We do not have an ownership or leasehold interest in any property.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Director Independence

Our board of directors is currently composed of one member, Alexander Yanov, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

pg. 23

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees, other than our sole officer and director Alexander Yanov. We intend to hire additional employees if we at least two-third of the shares offered.

Offices

Our office is currently located at Filderbahnplatz, 33-1404, Stuttgart, Germany 70567. Our telephone number is 011-49-176-39059436. This is the office of our Director, Mr. Alexander Yanov.  We do not pay any rent to Mr. Yanov and there is no agreement to pay any rent in the future.  Upon the completion of our offering, we do not intend to establish an office elsewhere.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our industry in any jurisdiction which we would conduct activities.

MANAGEMENT

Officers and Directors

Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Alexander Yanov	26	President, Principal Executive Officer, Secretary,
Filderbahnplatz, 33-1404		Treasurer, Principal Financial Officer, Principal
Stuttgart, 70567		Accounting Officer and sole member of the Board of
Germany		Directors.

The person named above has held his offices/positions since inception of our company and are expected to hold his offices/positions until the next annual meeting of our stockholders.

Biographical Information and Background of officers and directors

Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five years.

Mr. Yanov has acted as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors since our incorporation on November 18, 2010. Mr. Yanov owns 100% of the outstanding shares of our common stock.

pg. 24

From September 2002 to June 2008 Alexander Yanov studied in Irkutsk State Technical University. He obtained a Bachelor degree in “Design of Architectural Environment”.  Thereafter, from June 2008 till September 2010 he worked as a sole proprietor in the field of designing of various residential homes, public buildings, hotels and sport venues. Since September 2010 he has been studying as a full time student in University of Stuttgart at Master Program of Infrastructure Planning. Mr. Yanov has received awards in architecture and design. Mr. Yanov intends to devote close to 20 hours /week of his time to planning and organizing activities of Yanex Group, Inc.

During the past ten years, Mr. Yanov has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Yanov was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Yanov’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee are that our sole officer and director will devote limited time to our affairs.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the last three fiscal years ending May 31, 2011 for our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
Alexander	2010	0	0	0	0	0	0	0	0
Yanov	2011	0	0	0	0	0	0	0	0
President

pg. 25

We have no employment agreements with our sole officer and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations. Mr. Yanov will not be compensated after the offering and prior to profitable operations. There is no assurance that we will ever generate revenues from our operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

DIRECTOR’S COMPENSATION TABLE

		Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Alexander Yanov	2010	0	0	0	0	0	0	0
	2011	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

Under our Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

pg. 26

PRINCIPAL STOCKHOLDERS

 The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
		Percentage of	After Offering	Ownership After
	Number of	Ownership	Assuming all of	the Offering
Name and Address	Shares Before	Before the	the Shares are	Assuming all of the
Beneficial Owner [1]	the Offering	Offering	Sold	Shares are Sold
Alexander Yanov	2,500,000	100%	2,500,000	62,5%

[1]        The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Yanov is the only "promoter" of our company.

Future sales by existing stockholders

A total of 2,500,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.

There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 2,500,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

- have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

- are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

- do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

- are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

pg. 27

     All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

Currently no preferred shares are issued and outstanding.

Share purchase warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 62.5% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

We do not have a Transfer Agent.

pg. 28

CERTAIN TRANSACTIONS

On May 10, 2011, we issued a total of 2,500,000 shares of restricted common stock to Alexander Yanov, our sole officer and director in consideration of $2,500.

Further, Mr. Yanov has advanced funds to us. As of May 31, 2011, Mr. Yanov advanced us $4,499. Mr. Yanov will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Yanov. Mr. Yanov will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Yanov does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Yanov or the repayment of the funds to Mr. Yanov. The entire transaction was oral.

LITIGATION

We are not currently a party to any legal proceedings. Our address for service of process is at 2360 Corporate Circle. Suite 400, Henderson, Nevada 89074-7722.

EXPERTS

Our financial statements for the period from inception to May 31, 2011, included in this prospectus have been audited by Silberstein Ungar, PLLC as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Legal counsel has provided an opinion on the validity of our common stock. We have retained them solely for the purpose of providing this opinion and for a review of our registration statement.

FINANCIAL STATEMENTS

Our fiscal year end is May 31. We will provide audited financial statements to our stockholders on a quarterly basis; the statements will be audited by a firm of Certified Public Accountants.

Our financial statements from inception (November 18, 2010) to May 31, 2011 immediately follow:

Report of Independent Registered Public Accounting Firm - F - 1

Balance Sheet as of May 31, 2011   - F - 2

Statement of Operations for the period from  November 18, 2010 (Date of Inception) to May 31, 2011   - F - 3

Statement of Stockholder’s Deficit as of May 31, 2011   - F - 4

Statement of Cash Flows for period from November 18, 2010 (Date of Inception) to May 31, 2011   - F - 5

Notes to Financial Statements   - F - 6 – F - 8

pg. 29

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Boards of Directors

Yanex Group, Inc.

Sunny Isles Beach, Florida

We have audited the accompanying balance sheet of Yanex Group, Inc., as of May 31, 2011, and the related statements of operations, stockholder’s deficit, and cash flows for the period from November 18, 2010 (date of inception) to May 31, 2011.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Yanex Group, Inc., as of May 31, 2011 and the results of its operations and cash flows for the period from November 18, 2010 (date of inception) to May 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 7 to the financial statements, the Company has negative working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 7. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC

Bingham Farms, Michigan

June 21, 2011

pg. 30

YANEX GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF MAY 31, 2011

2011
ASSETS
Current Assets
Cash and equivalents	$ 490
Prepaid expenses	2,000
Total Current Assets	2,490

TOTAL ASSETS	$ 2,490

LIABILITIES AND STOCKHOLDER’S DEFICIT
Liabilities
Current Liabilities
Accrued expenses	$ 0
Notes payable – related party	4,499
Total Liabilities	4,499

Stockholder’s Deficit
Common Stock, $.001 par value, 75,000,000 shares authorized, 2,500,000 shares issued and outstanding	2,500
Additional paid-in capital	0
Deficit accumulated during the development stage	(4,509)
Total Stockholder’s Deficit	(2,009)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$ 2,490

See accompanying notes to financial statements.

pg. 31

YANEX GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF MAY 31, 2011

REVENUES	$ 0

EXPENSES
Professional fees	4,000
General and administrative	509
TOTAL EXPENSES	4,509

LOSS FROM OPERATIONS	(4,509)

PROVISION FOR INCOME TAXES	0

NET LOSS	$ (4,509)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.02)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	294,872

See accompanying notes to financial statements.

pg. 32

YANEX GROUP, INC.

 (A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDER’S DEFICIT

PERIOD FROM NOVEMBER 18, 2010 (INCEPTION) TO MAY 31, 2011

	Common Stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total

Inception, November 18, 2010	0	$ 0	$ 0	$ 0	$ 0

Shares issued for cash at $0.001 per share	2,500,000	2,500	0	-	2,500

Net loss for the period ended May 31, 2011	-	-	-	(4,509)	(4,509)

Balance, May 31, 2011	2,500,000	$ 2,500	$ 0	$ (4,509)	$ (2,009)

See accompanying notes to financial statements.

pg. 33

YANEX GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

PERIOD FROM NOVEMBER 18, 2010 (INCEPTION) TO MAY 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (4,509)
Change in non-cash working capital items:
Changes in assets and liabilities:
(Increase) in prepaid expenses	(2,000)
NET CASH USED BY OPERATING ACTIVITIES	(6,509)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from note payable – related party	4,499
Proceeds from issuance of common stock	2,500
NET CASH PROVIDED BY FINANCING ACTIVITIES	6,999

NET INCREASE IN CASH	490

Cash, beginning of period	0
Cash, end of period	$ 490

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$ 0
Cash paid for income taxes	$ 0

See accompanying notes to financial statements.

pg. 34

YANEX GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Yanex Group, Inc. (“Yanex” or “the Company”) was incorporated in Nevada on November 18, 2010. Yanex will provide services in concept architecture, interior design projects and related areas in Germany initially, and eventually expand into Europe and other countries. The Company plans to commence operations in the architectural field and to be responsible for the concept architectural vision of future private and public buildings. Yanex will also work with interior design view, visualization and renderings.

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies.  A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a May 31 fiscal year end.

Cash and Cash Equivalents

Yanex considers all highly liquid investments with maturities of three months or less to be cash equivalents.  At May 31, 2011, the Company had $490 of cash.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, prepaid expenses and notes payable to a related party. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

pg. 35

YANEX GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2011

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of May 31, 2011.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

Yanex does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – PREPAID EXPENSES

Prepaid expenses consisted of $2,000 for prepaid legal services.  The amount will be expensed as used by the law firm.

NOTE 3 – NOTES PAYALBE – RELATED PARTY

The shareholder has loaned funds to the Company to help pay operating expenses. The loans are unsecured, non-interest bearing and due on demand. The balance due to the shareholder was $4,499 as of May 31, 2011.

NOTE 4 – COMMON STOCK

The Company has 75,000,000 shares of $0.001 par value common stock authorized.

During the period ended May 31, 2011, the Company issued 2,500,000 shares of common stock at $0.001 per share for total cash proceeds of $2,500.

As of May 31, 2011 there were 2,500,000 shares of common stock issued and outstanding.

pg. 36

YANEX GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2011

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 6 – INCOME TAXES

As of May 31, 2011, the Company had net operating loss carry forwards of approximately $4,500 that may be available to reduce future years’ taxable income through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

2011
Federal income tax benefit attributable to:
Current Operations	$ 1,533
Less: valuation allowance	(1,533)
Net provision for Federal income taxes	$ 0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

2011
Deferred tax asset attributable to:
Net operating loss carryover	$ 1,533
Less: valuation allowance	(1,533)
Net deferred tax asset	$ 0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $4,509 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

pg. 37

YANEX GROUP, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2011

NOTE 7 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $4,509 as of May 31, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to May 31, 2011 to June 21, 2011, the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

pg. 38

 [Back Page of Prospectus]

PROSPECTUS

1,500,000 SHARES OF COMMON STOCK

YANEX GROUP, INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2011, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

pg. 39

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$6.97
Auditors Fees ad Expenses	$4,000.00
Legal Fees and Expenses	$2,000.00
Transfer Agent Fees	$1,000.00
EDGAR Agent Fees	$500.00
TOTAL	$7,506.97

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.  Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

pg. 40

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Alexander Yanov	May 10, 2011	2,500,000	$2,500.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16.     EXHIBITS.

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Professional Service Agreement with Ebby Kuriakose Moolayil dated May 19, 2011
23.1	Consent of Silberstein Ungar, PLLC

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

pg. 41

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

pg. 42

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Stuttgart, Germany on June 24, 2011.

YANEX GROUP, INC.

By:	/s/	Alexander Yanov
	Name:	Alexander Yanov
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alexander Yanov, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Yanex Group, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Alexander Yanov
Alexander Yanov	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	June 24, 2011

pg. 43

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion re: Legality and Consent of Counsel
10.1	Professional Service Agreement with Ebby Kuriakose Moolayil dated May 19, 2011
23.1	Consent of Silberstein Ungar, PLLC

pg. 44